SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                       OAK RIDGE MICRO-ENERGY, INC.
                       ----------------------------
          (Exact Name of Registrant as Specified in its Charter)

            Colorado                              84-1077242
            --------                              ----------
  (State or Other Jurisdiction                (IRS Employer ID No.)
  of incorporation or organization)

                             275 Midway Lane
                         Oak Ridge, Tennessee 37830
                      ------------------------------
               (Address of Principal Executive Offices)

                           (801) 556-5228
                           --------------
           (Issuer's Telephone Number, including Area Code)

     Amended & Restated Employment Agreement and Engagement Letters
     --------------------------------------------------------------
                      (Full Title of the Plans)

                           Mark Meriwether
                       3046 East Brighton Place
                      Salt Lake City, Utah 84121
                    ------------------------------
                (Name and Address of Agent for Service)

                            (801) 556-5228
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee *
-----------------------------------------------------------------------------
$0.001 par        5,300,000        $0.23       $1,219,000          $154.45
value common
voting stock
-----------------------------------------------------------------------------

     * Calculated according to Rule 457(h) and (c) of the Securities and Exchange Commission, based upon the average of the bid and asked prices of our common stock on the OTC Bulletin Board on March 24, 2006.

                                 PART I

      Information Required in Section 10(a)Prospectus
      ------------------------------------------------

Item 1.  Plan Information.
--------------------------

         Copies of the Amended & Restated Employment Agreement and two Engagement Letters (the "Plans") are attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plans Annual Information.
----------------------------------------------------------------------

     Available Information.
     ----------------------

         Copies of the Plans, our Form 10-KSB Annual Report for the year ended December 31, 2004, all amendments to such 10-KSB Annual Report, all of our 10-QSB Quarterly Reports and any of our Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past 12 months will be provided to the Plans' participants.

         We also undertake to furnish, without charge, to such participants or persons purchasing any of our securities registered hereby, copies of all of such documentation. Requests should be directed to Mark Meriwether, our President, at the address and telephone appearing on the Cover Page of this Registration Statement.

         Additional information regarding us may be reviewed at the Commission's web site www.sec.gov, in the Edgar Archives.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) Our 10-QSB Quarterly Report for the quarter ended September 30, 2005, filed with the Commission on November 21, 2005; our 10-QSB Quarterly Report for the quarter ended June 30, 2005, filed with the Commission on August 15, 2005; our 10-QSB Quarterly Report for the quarter ended March 31, 2005, filed with the Commission on May 18, 2005; our 10-KSB/A2 Annual Report for the calendar year ended December 31, 2004, filed with the Commission on October 25, 2005; our 10-KS/A1 Annual Report for the calendar year ended December 31, 2004, filed with the Commission on May 12, 2005; and our 10-KSB Annual Report for the calendar year ended December 31, 2004, filed with the Commission on April 15, 2005.

          (b) All of our other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past 12 months.

          (c) We are authorized to issue one class of securities, being comprised of 100,000,000 shares of $0.001 par value common voting stock.

          The holders of our $0.001 par value common stock of have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          (c) See Item 3(c) above.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Branden T. Burningham, Esq., who has prepared this Registration Statement and an opinion regarding the authorization, issuance and fully-paid and non-assessable status of our securities covered by this Registration Statement, does not own any shares of our common stock and is not deemed to be an affiliate of ours or a person associated with an affiliate of ours. Mr. Burningham is the son of Leonard W. Burningham, Esq., who is one of the Plan participants, and the younger Mr. Burningham may receive some of the elder Mr. Burningham's shares as a gift or for services rendered to the Company.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

          Section 7-109-102 of the Colorado Corporations and Associations Act, (the "Colorado Code") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

         Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

         Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

         Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

         Article VIII of our Company's Bylaws reiterates the provisions of
Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of our Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to our Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over our Company.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

          None.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

  5.1     Opinion regarding Legality

  5.2     S-8 Memorandum for Participants

 23.1     Consent of Branden T. Burningham, Esq.

 23.2     Consent of Madsen & Associates, CPA's Inc.,
          Certified Public Accountants

 99.1     Amended & Restated Employment Agreement of Mark Meriwether

 99.2     Engagement Letter of Leonard W. Burningham, Esq.

 99.3     Engagement Letter of Paul T. Moxley, Esq.

Item 9.  Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) Include any additional or changed material information with respect to the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               (4) For determining any liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i) Any preliminary prospectus or prospectus of the
                        undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                   (ii) Any free writing prospectus relating to the offering
                        prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) The portion of any other free writing prospectus
                        relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                   (iv) Any other communication that is an offer in the
                        offering made by the undersigned small business issuer to the purchaser.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                                             REGISTRANT:

Date: 3/24/06                              By  /s/ Mark Meriwether
      --------                                --------------------------
                                              Mark Meriwether
                                              President and Director


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 3/24/06                                 /s/ Mark Meriwether
      --------                               --------------------------
                                             Mark Meriwether
                                             CEO, President, S/T and
                                             Director


Date: 3/24/06                                 /s/ John B. Bates, Ph.D.
      --------                               --------------------------
                                             John B. Bates, Ph.D.
                                             Director

           Securities and Exchange Commission File No. 000-50032

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 EXHIBITS
                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                       OAK RIDGE MICRO-ENERGY, INC.

                               EXHIBIT INDEX


Exhibit
Number
-------

  5.1     Opinion regarding Legality

  5.2     S-8 Memorandum for Participants

 23.1     Consent of Branden T. Burningham, Esq.

 23.2     Consent of Madsen & Associates CPA's, Inc.
          Certified Public Accountants

 99.1     Amended & Restated Employment Agreement of Mark Meriwether

 99.2     Engagement Letter of Leonard W. Burningham, Esq.

 99.3     Engagement Letter of Paul T. Moxley, Esq.